Exhibit 99
Joint Filer Information

Date of Event
Requiring Statement:	May 2, 2012

Issuer Name and Ticker
or Trading Symbol:	Dunkin Brands Group, Inc. [DNKN]

Designated Filer:	Carlyle Group Management L.L.C.

Other Joint Filers:	The Carlyle Group, L.P.
Carlyle Holdings II GP L.L.C.
Carlyle Holdings II L.P.
TC Group Cayman Investment Holdings Sub L.P.

Addresses:	The address of TC Group Cayman Investment Holdings Sub L.P. is c/o Walker Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9001, Cayman Islands. The address of each of the other reporting persons is c/o The Carlyle Group, 1001 Pennsylvania Ave., N.W., Suite 220 South, Washington, DC 20004-2505.
Signatures:
Dated: May 8, 2012

CARLYLE GROUP MANAGEMENT L.L.C.
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

THE CARLYLE GROUP L.P. By: Carlyle Group Management L.L.C., its general partner
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

CARLYLE HOLDINGS II GP L.L.C. By: The Carlyle Group L.P., its managing member By: Carlyle Group Management L.L.C., its general partner
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

CARLYLE HOLDINGS II L.P. By: Carlyle Holdings II GP L.L.C., its general partner By: The Carlyle Group L.P., its managing member By: Carlyle Group Management L.L.C., its general partner
By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman

TC GROUP CAYMAN INVESTMENT HOLDINGS SUB L.P.
By: TC Group Cayman Investment Holdings, L.P., its general partner
By: Carlyle Holdings II L.P., its general partner
By: Carlyle Holdings II GP L.L.C., its general partner
By: The Carlyle Group L.P., its managing member
By: Carlyle Group Management L.L.C., its general partner

By:	/s/ R. Rainey Hoffman, attorney-in-fact
	Name:	Daniel D'Aniello
	Title:	Chairman